Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-136812, 333-42114) and Form S-3 (File Nos. 333-42390, 333-46756, 333-53025, 333-72118, 333-53200, 333-85632, 333-86658, 333-88152) of Hypertension Diagnostics, Inc. of our report dated September 24, 2010, which appears on page 30 of this annual report on Form 10-K  for the year ended June 30, 2010.

/s/ Moquist Thorvilson Kaufmann Kennedy & Pieper LLC

Edina, Minnesota
September 24, 2010

    (Ex 23.1)